                                                                    EXHIBIT 10.8

                             CONSULTING AGREEMENT

     This Consulting Agreement ("Agreement") is made as of the 20th day of September 1999 (the "Effective Date") by and between NeoPoint, Inc., a California corporation ("Company") and Transpac Nominees Pte Ltd.
("Consultant").

     WHEREAS, Consultant has contacts with potential manufacturers, suppliers and financing sources specializing in assisting wireless companies.

     WHEREAS, Consultant is a holder of the Company's Series B Preferred Stock and has been providing Company on an informal basis with certain consulting services since its initial purchase of the Company's Series B Preferred Stock and a representative of Consultant is a member of the Company's Board of Directors (the "Director").

     WHEREAS, the Board of Directors of the Company has recognized the value of the services performed by Consultant to date and desires to induce Consultant to continue performing such services through December 31, 1999.

     WHEREAS, the Board has authorized the issuance to Consultant of an Option to Purchase 600,000 shares of the Company's Series C Preferred Stock as sole and complete consideration for the services performed to date and the additional services to be performed pursuant to the terms of this Agreement.

     1.   Engagement of Services. Consultant shall perform certain financial
          ----------------------
consulting services to assist the Company in accessing financing and manufacturing relationships in Asia (hereinafter, the "Services") to support the Company's development and commercialization of wireless devices. The Services shall be performed with promptness and diligence in a thorough and workmanlike manner to the satisfaction of the Company. None of the Services shall be provided by the Director.

     2.   Compensation. As exclusive payment for the Services during the term
          ------------
of this Agreement and as payment in full of all prior services performed by Consultant on behalf of Company, Company shall issue to Consultant an option to purchase 600,000 shares of Series C Preferred Stock on the terms and in substantially the form attached hereto as Exhibit "A."

     3.   Independent Contractor Relationship. Consultant's relationship with
          -----------------------------------
Company is that of an independent contractor, and nothing in this Agreement is intended to, or should be construed to, create a partnership, agency, joint venture or employment relationship. Consultant will not be entitled to any of the benefits which Company may make available to its employees, including, but not limited to, group health or life insurance, profit-sharing or retirement benefits. Consultant is not authorized to make any representation, contract or commitment on behalf of Company unless specifically requested or authorized in writing to do so by a Company officer. Consultant is solely responsible for, and will file, on a timely basis, all applicable tax returns and payments required to be filed with, or made to, any U.S. or Taiwanese federal, state or local tax authority with respect to the performance of services and receipt of consideration under this Agreement. Consultant is solely responsible for, and must maintain adequate records of, expenses incurred in the course of performing services under this Agreement. No part of Consultant's compensation will be subject to withholding by Company for the payment of any U.S. or Taiwanese social security, federal, state or any other employee payroll taxes.

     4.   Confidential Information.
          ------------------------

     4.1  Non-Disclosure.
          --------------

     (a)  Definition of Confidential Information. "Confidential Information" as
          --------------------------------------
used in this Agreement shall mean any and all technical and non-technical information including patent, copyright, trade secret, and proprietary information, techniques, sketches, drawings, models, inventions, know-how, processes, apparatus, equipment, algorithms, software programs, software source documents, and formulae related to the current, future and proposed products and services of Company, its suppliers and customers, and includes, without limitation, its respective information concerning research, experimental work, development, design details and specifications, engineering, financial information, procurement requirements, purchasing, manufacturing, customer lists, business forecasts, sales and merchandising and marketing plans and information and provided specifically for the purposes of performing the Services under this Agreement.

     (b)  Nondisclosure and Nonuse Obligations. Consultant acknowledges and
          ------------------------------------
agrees that Consultant will have access to certain Confidential Information of Company and agrees to use the Confidential Information solely to perform the Services for the benefit of Company. Consultant agrees that it shall treat all Confidential Information of Company with the same degree of care as it accords to its own Confidential Information, and Consultant represents that it exercises reasonable care to protects its own Confidential Information. Consultant will immediately give notice to Company of any unauthorized use or disclosure of the Confidential Information. Consultant agrees to assist Company in remedying any such unauthorized use or disclosure of the Confidential Information.

     (c)  Exclusions from Nondisclosure and Nonuse Obligations. Consultant's
          ----------------------------------------------------
obligations under Section 4.1(b) ("Nondisclosure and Nonuse Obligations") with respect to any portion of Confidential Information shall terminate when Consultant can document that: (a) it was in the public domain at or subsequent to the time it was communicated to Consultant by the disclosing party through no fault of Consultant; (b) it was rightfully in Consultant's possession free of any obligation of confidence at or subsequent to the time it was communicated to Consultant by the disclosing party; (c) it was developed by employees or agents of Consultant independently of and without reference to any information communicated to Consultant by the disclosing party; or (d) the communication was in response to a valid order by a court or other governmental body, was otherwise required by law, or was necessary to establish the rights of either party under this Agreement.

     4.2  Return of Company's Property. All Confidential Information,
          ----------------------------
equipment and other materials (including, without limitation, documents, drawings, models, apparatus, sketches, designs and lists) furnished to Consultant by Company, whether delivered to Consultant by Company in connection with this Agreement or made by Consultant in the performance of services under this Agreement (the "Company Property") are the sole and exclusive property of Company or its suppliers or customers. Consultant agrees to promptly deliver the Company Property to Company at any time upon Company's request or upon termination of this Agreement.

     5. Term and Termination.
        --------------------

          5.1 Term. This Agreement is effective as of the Effective Date
              ----
set forth above and will terminate on December 31, 1999.

          5.2 Survival. The rights and obligations contained in Section 4
              --------
("Confidential Information") and Section 6 ("Noninterference with Business") will survive any termination or expiration of this Agreement.

     6.   Noninterference with Business. During the term of this Agreement and
          -----------------------------
for a period of twelve (12) months thereafter, Consultant may not directly or indirectly, without the prior written consent of Company, solicit, encourage, hire or take any other action which is intended to induce or encourage, or has the effect of inducing or encouraging, any employee or consultant of Company to terminate his or her employment or consulting relationship with Company.

     7.   General Provisions.
          ------------------

          7.1 Notices. Any notice required or permitted by this Agreement
              -------
shall be in writing and shall be delivered as follows with notice deemed given as indicated: (i) by personal delivery when delivered personally; (ii) by overnight courier upon written verification of receipt; (iii) by telecopy or facsimile transmission upon acknowledgment of receipt of electronic transmission; or (iv) by certified or registered mail, return receipt requested, upon verification of receipt. Notice shall be sent to the addresses set forth below or such other address as either party may specify in writing.

          7.2 Successors and Assigns. Consultant may not subcontract or
              ----------------------
otherwise delegate its obligations under this Agreement without Company's prior written consent. Subject to the foregoing, this Agreement will be for the benefit of Company's successors and assigns, and will be binding on Consultant's assignees.

          7.3 Governing Law. This Agreement shall be governed in all respects
              -------------
by the laws of the United States of America and by the laws of the State of California, as such laws are applied to agreements entered into and to be performed entirely within California between California residents.

          7.4 Choice of Forum. The parties hereby submit to the jurisdiction
              ---------------
of, and waive any venue objections against, the United States District Court for the Southern District of California, San Diego Branch and the Superior and Municipal Courts of the State of California, San Diego County, in any litigation arising out of the Agreement.

          7.5 Waiver of Jury Trial. In the event any litigation arising from
              --------------------
or related to this Agreement ensues, each of the parties hereto expressly waives any right to a jury trial to which each of the parties otherwise would have been entitled.

          7.6 Severability. Should any provisions of this Agreement be held
              ------------
by a court of law to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby.

          7.7 Waiver. The waiver by Company of a breach of any provision of
              ------
Agreement by Consultant shall not operate or be construed as a waiver of any other or subsequent breach by Consultant.

          7.8 Entire Agreement. This Agreement constitutes the entire
              ----------------
agreement between the parties relating to this subject matter and supersedes all prior or contemporaneous oral or written agreements concerning such subject matter. The terms of this Agreement will govern all services undertaken by Consultant for Company. This Agreement may only be changed by mutual agreement of authorized representatives of the parties in writing.

                           Signature Page to Follow

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


COMPANY:                                      CONSULTANT:


NEOPOINT, INC.,                               TRANSPAC NOMINEES PTE LTD.
a California corporation



By:_________________________________          By:______________________________
Title:______________________________          Title:___________________________

Address:                                      Address:
4225 Executive Square, 6/th/ Floor
San Diego, CA 92037




                   [Signature Page to Consulting Agreement]